Exhibit 10.27

THIRD AMENDMENT TO OFFICE LEASE

This THIRD AMENDMENT TO OFFICE LEASE (“Amendment”) is made and entered into as of the 18th day of December, 2014, by and between LOGAN BUILDING LLC, a Delaware limited liability company (“Landlord”), and VISUALANT, INC., a Washington corporation (“Tenant”).

Landlord (as successor to Harbor Properties, Inc.) and Tenant are parties to that certain Office Lease dated July 11, 2012, as amended by Amendment No. 1 to Lease dated June 14, 2013 and by Second Amendment to Office Lease date June 18, 2014 (as so amended, the “Lease”), concerning 2,685 rentable square feet on the 4th floor of the Logan Building in Seattle, Washington.  Capitalized terms used and not otherwise defined herein shall have the meanings given in the Lease.

The Term of the Lease expired August 31, 2014 (“Expiration Date”) and, since the Expiration Date, Tenant has continued to occupy the Premises as a holdover tenant pursuant to Section 23 of the Lease.  Landlord and Tenant desire to amend the Lease to provide for the orderly surrender of the Premises by Tenant and to memorialize the Parties’ agreement regarding the holdover Rent to be paid by Tenant, and therefore agree as follows:

I. Term; Surrender of Premises: Rent.

A.	Reinstatement of Term. The Term of the Lease is hereby reinstated and extended until February 28, 2015. From and after the date hereof, the term “Expiration Date” shall mean February 28, 2015.

B.
Phased Surrender of Premises.  As of the date hereof, the Premises includes Suites 406, 420 and 450 as shown on Exhibit A attached hereto.   Tenant will (i) surrender Suite 406 and Suite 450 on or before December 31, 2014; and (ii) surrender Suite 420 on or before February 28, 2015, all in accordance with Section 22 of the Lease and the other applicable terms and conditions of the Lease.

C.
Expansion Premises; Surrender of Expansion Premises. As an accommodation by Landlord, Landlord agrees that Tenant may elect by written notice delivered to Landlord on or before December 26, 2014, to expand the Premises that are subject to the Lease to include, effective as of January 1, 2015 (“Expansion Date”), those premises located on the 8th floor of the Building, known as Suite 810, comprising approximately 612 rentable square feet and located as shown on Exhibit A attached hereto (the “Expansion Premises”).  If Tenant so elects, then from and after the Expansion Date, for all purposes under the Lease the term “Premises” shall include the Expansion Premises.  Tenant hereby approves of and accepts the Relocation Premises in its current AS IS condition; Landlord shall have no obligation to construct or pay for any improvements within the Expansion Premises.  If Tenant elects to include the Expansion Premises within the Premises, as described above, then Tenant will surrender the Expansion Premises on or before February 28, 2015, in accordance with Section 22 of the Lease and the other applicable terms and conditions of the Lease.

D.
Tenant’s Share.  With each surrender of a portion of the Premises, and with any expansion of the Premises, Tenant’s Share under the Lease shall be adjusted to equal the ratio that the rentable area of the Premises (after giving effect to such surrender or expansion, as applicable) bears to the total rentable area of the Building.

E.	Rent. From and after December 1, 2014 (or, with respect to the Expansion Premises, January 1, 2015), the Base Rent payable for each portion of the Premises (as described below) shall be as follows:

Suite 406 Base Rent:

Period	Monthly Base Rent
12/1/2014 – 12/31/2014	$1,171.41

Suite 420 Base Rent:

Period	Monthly Base Rent
12/1/2014 – 2/28/2015	$2,535.00

Suite 450 Base Rent:

Period	Monthly Base Rent
12/1/2014 – 12/31/2014	$2,640.31

Suite 810 Base Rent (if Tenant elects to expand as provided above):

Period	Monthly Base Rent
1/1/2015 – 2/28/2015	$1,625.63

II.  Miscellaneous.

A.	Landlord will continue to hold the existing Security Deposit. No additional Security Deposit is being required in connection with the Relocation Premises.

B.
Landlord and Tenant hereby acknowledge and confirm that the Lease, as amended by this Amendment, is valid and binding and in full force and effect, enforceable against each of them in accordance with its terms.

C.
This Amendment may be executed in multiple counterparts which, when taken together, shall constitute a single instrument.  Legal delivery of this Amendment may be accomplished by facsimile or email or other electronic transmission of signatures.

D.	The recitals in the opening paragraphs of this Amendment are incorporated into and are a part of this Amendment.

E.
Tenant warrants that it has had no dealings with any broker in connection with this Amendment, and covenants to indemnify and hold harmless Landlord from all damages, liability and expense (including reasonable attorney fees) arising from any claims or demands of any broker or finder for any commission alleged to be due such brokers or finders as a result of their relationship to Tenant in connection with this Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed the day and date first above written.

LANDLORD:                                                   LOGAN BUILDING LLC,
            a Delaware limited liability company

By: Unico Boutique Office Portfolio LP, a Delaware limited partnership, Manager

By: Unico Boutique Office Portfolio GP LLC, a Delaware limited liability company, General Partner

By: Unico Investment Group LLC, a Delaware limited liability company, Member

By: /s/ Brian Pearce
Name: Brian Pearce
Title: Senior Vice President

TENANT:                                                          VISUALANT, INC.,
            a Washington corporation

By: /s/ Mark Scott
Name: Mark Scott
Title: CFO